Exhibit 99.3

Restricted Stock Agreement—Officers

RESTRICTED STOCK AWARD AGREEMENT

under the

UNITED WESTERN BANCORP 2007 EQUITY INCENTIVE PLAN

This Agreement, effective as of March 19, 2007 (“Effective Date”), is between United Western Bancorp, Inc., a Colorado corporation (“Company”) and the undersigned participant (“Participant”) who is an officer of Company or its principal subsidiary, United Western Bank (“Bank”).

WHEREAS, Company’s Board of Directors (the “Board”) has adopted the 2007 Equity Incentive Plan of United Western Bancorp (the “Plan”) and the Plan was approved by the Company’s shareholders at the May 17, 2007 annual meeting of shareholders; and

WHEREAS, a copy of the Plan has been delivered to Participant contemporaneously herewith, and all terms defined in the Plan will have the same meanings in this Agreement unless otherwise defined herein;

WHEREAS, the Plan provides for the granting of restricted stock awards to eligible participants as determined by the Compensation Committee of the Board (the “Committee”); and

WHEREAS, the Committee has determined that Participant is a person eligible to receive a restricted stock award under the Plan and has determined that it would be in the best interest of Company to grant the restricted stock award provided for herein (the “Award”); and

WHEREAS, Participant is willing to agree to certain restrictions on Participant’s post-employment activities as partial consideration for the Award;

NOW, THEREFORE, in consideration of Participant’s service to Company and the mutual promises made herein and the mutual benefits derived therefrom, the parties agree as follows:

1.  Summary of Terms. The following is a summary of the terms of the Award:

Name of Participant:		«First_Name» «Last_Name»

Number of Shares:		«Shares» shares of Company’s Common Stock (“Common Stock”), vesting in tranches as set forth below (the “Award Shares”).

Issuance of Shares:		The Award Shares shall be issued on the Issue Date (as defined below).

Vesting Schedule:	(a)
Twenty percent (20%) of the Award Shares (the “Tranche 1 Award Shares”) shall become vested in full on May 19, 2008 (the “First Anniversary”) so long as Participant is continuously employed by Company or Bank from the Effective Date until the First Anniversary.

(b)
An additional twenty percent (20%) of the Award Shares (the “Tranche 2 Award Shares”) shall become vested in full on the second anniversary of the Effective Date (the “Second Anniversary”) so long as Participant is continuously employed by Company or Bank from the Effective Date until the Second Anniversary.

(c)
An additional twenty percent (20%) of the Award Shares (the “Tranche 3 Award Shares”) shall become vested in full on the third anniversary of the Effective Date (the “Third Anniversary”) so long as Participant is continuously employed by Company or Bank from the Effective Date until the Third Anniversary.

(d)
An additional twenty percent (20%) of the Award Shares (the “Tranche 4 Award Shares”) shall become vested in full on the fourth anniversary of the Effective Date (the “Fourth Anniversary”) so long as Participant is continuously employed by Company or Bank from the Effective Date until the Fourth Anniversary.

(e)
The final twenty percent (20%) of the Award Shares (the “Tranche 5 Award Shares”) shall become vested in full on the fifth anniversary of the Effective Date (the “Fifth Anniversary”) so long as Participant is continuously employed by Company or Bank from the Effective Date until the Fifth Anniversary.

(f)
Notwithstanding the foregoing and without regard to any of the time frames contemplated above, immediately prior to a Change in Control, all unvested Award Shares will become fully vested. For purposes hereof, “Change in Control” means (i) a merger or consolidation in which Company is not the surviving Company (other than a merger with a wholly owned subsidiary of Company), (ii) a sale of all or substantially all of the business or assets of Company, (iii) a liquidation or dissolution of Company, (iv) a tender offer; or (v) any other transaction or series of transactions that the Committee, in its discretion, determines to involve a threatened change in the control of Company. In addition, irrespective of a Change in Control, the Committee may at any other time determine, in its discretion, to accelerate the vesting of some or all of the unvested Award Shares in accordance with the terms of the Plan.

2.  Grant of Award Shares. Subject to the terms and conditions of the Plan, Company grants to Participant the Award Shares under the Plan in consideration for Participant’s past and future services to Company and for Participant’s covenants in Section 11 of this Agreement. Participant has no beneficial interest in the Award Shares until Participant countersigns this Agreement and returns it to Company (the “Grant Date”). The Award Shares will be issued no later than fifteen (15) business days after the Grant Date (the “Issue Date”).

3.  Term; Termination of Award Shares. All Award Shares not vested on or before the Fifth Anniversary (“Term”) shall be forfeited and Participant shall have no further rights with respect thereto. In addition, if Participant ceases for any reason to be an employee of Company or Bank, whether due to resignation, death, disability, termination for cause, termination without cause, or otherwise (such date of termination, the “Service Termination Date”), all unvested Award Shares shall be forfeited upon such Service Termination Date and Participant shall have no further rights with respect thereto except as expressly permitted by the Plan.

4.  Withholding Taxes; Excise Taxes.

(a)  Company shall have the right to deduct from the Award Shares paid any federal, state, local, or employment taxes which it deems are required by law to be withheld with respect to such payments. Participant receiving Award Shares pursuant to the Award may be required to pay to Company an amount required to be withheld with respect to the vesting of the Award Shares. At the request of Participant, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld and paid over to the governmental entity entitled to receive the same. Notwithstanding the foregoing, Company may establish procedures to permit a recipient to satisfy such obligation, if any, in whole or in part, and any other local, state or federal income tax obligations relating to such Award, by electing (the “Election”) to pay to Company the amount of any such obligation (i) in cash or by certified or bank cashier’s check or by personal check (subject to collection); (ii) by delivery (by either actual delivery or attestation) of shares of Common Stock owned by Participant at the time of exercise for a period of at least six months and otherwise acceptable to the Committee, provided that no securities may be surrendered in payment of such obligation if such action would cause Company to recognize compensation expense (or additional compensation expense) with respect to this Award for financial reporting purposes; (iii) if Participant is eligible to elect to defer compensation under Company’s Deferred Compensation Plan (the “DCP”) at the time of vesting, then an election by Participant to defer receipt of the Award Shares that meets the requirements of the DCP; or (iii) a combination of the foregoing methods. The value of shares tendered in payment of such obligation (“Payment Shares”) shall be the Fair Market Value of Company’s Common Stock on the date that such shares are tendered to Company, and the number of Payment Shares to be tendered shall, when aggregated with the value of any other permitted form of payment provided by Participant, approximate as nearly as possible (but not exceed) the amount of such obligation being satisfied. Each Election must be made in writing to the Committee in accordance with election procedures established by the Committee.

(b)  If and to the extent Participant has entered into a written employment agreement with Company or Bank, any restrictions or limitations on the receipt and vesting of any Award Shares under this Agreement shall be in addition to, and not a substitute for, any restrictions or limitations on the payment of compensation or benefits generally under such agreement. Correspondingly, if any such employment agreement provides for additional compensation or benefits to Participant, including but not limited to any obligation of the Company to accelerate payment or to make payments to Participant for certain taxes, the benefits provided to Participant by this Agreement shall be in addition to, and not a substitute for, the benefits provided to Participant by such employment agreement.

5.  Rights as Shareholder. Subject to the provisions of the Plan, until Award Shares are vested (the “Restriction Period”), Participant may not sell, transfer, pledge or assign such Award Shares. During the Restricted Period, Participant shall have, with respect to the Award Shares, all of the other rights of a shareholder of Company, including the right to vote and to receive any dividends. Dividends paid in stock of Company or stock received in connection with a stock split with respect to Restricted Stock shall be subject to the same restrictions as the Award Shares. Company shall retain all certificates for Award Shares in its custody until vested and shall deliver certificates to Participant only after vesting of such Award Shares.

6.  Non-Transferability of the Award Shares.

(a)  During Participant’s lifetime, Participant shall not sell, transfer, assign, pledge or otherwise encumber the Award Shares until all conditions to vesting have been met and the shares have been vested.

(b)  This Award shall not be transferable other than by will or the laws of intestate succession. The designation of a beneficiary does not constitute a transfer.

(c)  In the event of (i) any attempt by Participant to alienate, assign, pledge, hypothecate or otherwise dispose of the Award, except as provided for herein, or (ii) the levy of any attachment, execution or similar process upon the rights or interests herein conferred, Company may terminate the Award by notice to Participant and it shall thereafter become null and void.

7.  Amendments and Termination. Company may (a) amend, alter or discontinue the Plan, (b) amend the terms of this Award prospectively or retroactively, or (c) substitute a new Award for this Award, but no amendment, alteration, substitution or discontinuation shall be made (except those specifically permitted under other provisions of this Agreement or the Plan) which would impair the rights of Participant under the Award without Participant’s consent.

8.  Tax Treatment of this Award. The tax treatment of shares subject to this Award and any events or transactions with respect thereto, may be dependent upon various factors or events that are not determined by this Agreement. Company makes no representation with respect to, and disclaims all responsibility as to, such tax treatment. Participant acknowledges that he has been advised and has had the opportunity to consult with his own tax advisor with respect to this Agreement.

9.  Public Offering Restriction. In connection with any underwritten public offering by Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, Participant shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any Award Shares or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Award Shares without the prior written consent of Company and its underwriters. Such restriction shall be in effect for such period of time following the date of the final prospectus for the offering as may be required by Company or its underwriters. In order to enforce the provisions of this Section, Company may impose stop transfer instructions with respect the Award Shares and/or may require Participant to deposit the Award Shares in escrow until the end of the applicable stand-off period. Company’s underwriters shall be beneficiaries of the agreement set forth in this Section, and, if requested by the underwriters, Participant agrees to execute the underwriters’ standard form of lock-up agreement. This Section shall not apply to shares that are specifically included in shares registered under the Securities Act.

10.  Legends. All certificates evidencing Award Shares shall bear the following legend until vested:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the United Western Bancorp, Inc. 2007 Equity Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and Company. Copies of such Plan and Award Agreement are on file in the offices of Company, 700 17th Street, Suite 2100, Denver, Colorado 80202.

In addition, if Participant is or becomes an “affiliate” of Company (as such term is defined in Rule 144 promulgated under the Securities Act of 1933), then all certificates evidencing Award Shares shall bear the following legend until transferred or sold to a non-affiliate or such time as Participant is no longer an “affiliate”:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN COMPLIANCE WITH RULE 144, OR (ii) PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO COMPANY THAT SUCH COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

11.  Participant’s Covenants. In consideration for the grant of the Award, Participant covenants and agrees that, during the Restricted Period, as defined below, Participant shall not (except on behalf of Company or with Company’s prior written consent), directly or indirectly:

(a)  (i) solicit the business of any of Company’s or Bank’s customers or clients, (ii) hinder, disrupt or otherwise interfere with Company’s or Bank’s ongoing business relationship with any of their respective customers or clients, (iii) solicit the employment of any employee of Company or Bank or (iv) encourage, counsel or otherwise cause any employee of Company or Bank to terminate the employee’s employment relationship with Company or Bank.

(b)  The “Restricted Period” shall be the twelve (12) month period following the termination of Participant’s employment by Company or Bank, irrespective of the reason for such termination.

(c)  If Participant breaches any of the agreements and covenants in this Section (the “Covenants”), Company may seek money damages on account of such breach and may pursue all other remedies, including the right of setoff against any moneys owed by Participant by Company or Bank. It is agreed by the parties that a breach by Participant of any of the Covenants will cause irreparable harm and damage to Company or Bank, the monetary amount of which may be virtually impossible to ascertain. Participant therefore acknowledges and agrees that Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any such breach by Participant or by any of Participant’s affiliates, associates, partners or agents, either directly or indirectly, and that any such injunction or other equitable relief shall be in addition to, and not a substitute for, any other remedies available to Company, including but not limited to money damages.

(d)  The Covenants are in addition to, and not a substitute for, any covenants or other agreements with respect to the same or similar subject matter as may be contained in any written employment agreement of Participant with Company or Bank.

12.  Notices. All notices under this Agreement shall be in writing and shall be deemed delivered when personally delivered to the Secretary of Company or to Participant or upon deposit of the same in the United States mail, first class postage prepaid, or upon delivery to a recognized overnight delivery service addressed in the case of mail or delivery service to the Secretary of Company at Company’s executive offices or to Participant at Participant’s current address as shown on the records of Company.

13.  Interpretation of this Agreement. The Award is granted pursuant to the terms of the Plan, which are incorporated herein by reference, and the Award and this Agreement shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and the Committee’s interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder.

14.  Governing Law. The validity, interpretation and effect of this Agreement shall be governed by and determined in accordance with the laws of the State of Colorado, without giving effect to principles of conflict of laws.

15.  Preemption by Applicable Law or Regulations. Anything in this Agreement to the contrary notwithstanding, if, at any time specified herein for the issuance of shares to Participant, any law, regulation, or requirements of any governmental authority having appropriate jurisdiction shall require either Company or Participant to take any action prior to or in connection with the shares of Common Stock then to be issued, sold, or repurchased, the issue, sale, or repurchase of such shares of Common Stock shall be deferred until such action shall have been taken.

16.  Resolution of Disputes. Any dispute or disagreement which shall arise under, or as a result of, or pursuant to, this Agreement shall be determined by the Committee in its absolute and uncontrolled discretion, and any such determination or any other determination by the Committee under or pursuant to this Agreement and any interpretation by the Committee of the terms of this Agreement shall be final, binding, and conclusive on all persons affected thereby.

17.  Construction. This Agreement has been entered into in accordance with the terms of the Plan, and wherever a conflict may arise between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

18.  Regulatory Compliance. No stock shall be issued hereunder until Company has received all necessary regulatory approvals and has taken all necessary steps to assure compliance with federal and state securities laws or has determined to its satisfaction and the satisfaction of its counsel that an exemption from the requirements of the federal and applicable state securities laws are available.

19.  Acceptance by Participant. If Participant does not execute this Agreement within ninety (90) days of the Effective Date, the grant of the Award Shares shall be null and void.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

UNITED WESTERN BANCORP, INC. a Colorado corporation

By:
Scot T. Wetzel,
Chief Executive Officer

PARTICIPANT:

Name: «First_Name» «Last_Name»